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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement (Form S-3 No. 333-35850), and related Prospectus of CARBO Ceramics Inc. for the registration of 2,875,000 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000, with respect to the consolidated financial statements of CARBO Ceramics Inc. included in its Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                            Ernst & Young LLP



New Orleans, Louisiana


May 4, 2000